UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2016

Talmer Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Talmer Bancorp, Inc. (the “Company”) held a special meeting of shareholders on Thursday, July 14, 2016, in Troy, Michigan related to the Company’s proposed merger with Chemical Financial Corporation (“Chemical”). The matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Merger Agreement Proposal

The Company’s shareholders approved the Agreement and Plan of Merger, dated as of January 25, 2016, by and between the Company and Chemical, as it may be amended from time to time (the “merger agreement”), under which the Company will merge with and into Chemical. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,535,826	64,435	401,467	—

Merger-Related Compensation Proposal

The Company’s shareholders did not approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the merger. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,587,508	32,830,857	583,363	—

Adjournment Proposal

The Company’s shareholders approved a proposal to adjourn or postpone the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes at the time of the special meeting to approve the merger agreement. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,272,750	2,982,906	746,072	—

Item 8.01 Other Events.

On July 14, 2016, the Company issued a press release announcing that its shareholders approved the merger agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Exhibit
99.1        Press release dated July 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: July 14, 2016	By: /s/ David T. Provost
David T. Provost
Chief Executive Officer